UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2014

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 3, 2014, Liquidity Services, Inc. (the “Company”) and the Defense Logistics Agency Disposition Services (the “DLA Disposition Services”) entered into Supplemental Agreement 1 (the “Supplemental Agreement”) relating to its Surplus Usable Property Sales Contract (Mutual Agreement for Contract 08-0002-0001), effective as of January 17, 2014, between the Company and the Defense Reutilization and Marketing Service of the U.S. Department of Defense (the “Surplus Contract”), which was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014. A copy of the associated press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Supplemental Agreement, which is effective as of December 3, 2014, the DLA Disposition Services exercised the remaining two one-month extension options under its Surplus Contract. Through the Supplemental Agreement, the current Surplus Contract’s performance period has been extended through February 13, 2015.  During this period, the U.S. Department of Defense will continue to use the Company as the primary sales channel for the disposition of surplus property.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report:

10.1                                                      Supplemental Agreement No. 1 relating to Surplus Usable Property Sales Contract (Mutual Agreement for Contract 08-0002-0001) dated January 17, 2014 between Liquidity Services, Inc. and the Defense Reutilization and Marketing Service of the U.S. Department of Defense.

99.1                                                      Press Release, dated December 8, 2014, with respect to the Supplemental Agreement to the Surplus Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: December 8, 2014	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1

Supplemental Agreement No. 1 relating to Surplus Usable Property Sales Contract (Mutual Agreement for Contract 08-0002-0001) dated January 17, 2014 between Liquidity Services, Inc. and the Defense Reutilization and Marketing Service of the U.S. Department of Defense.

99.1	Press Release, dated December 8, 2014, with respect to the Supplemental Agreement to the Surplus Contract.